EXHIBIT 99.1

Castle Biosciences Announces Preliminary Fourth Quarter and Full-Year 2021 Results

2021 Estimated revenue is expected to meet or exceed top end of guided range of $89-93 million

Delivered 28,118 gene expression profile test reports in 2021, an increase of 55% compared to 2020

Year-end 2021 cash and cash equivalents expected to be approximately $330 million

FRIENDSWOOD, Texas- Jan. 10, 2022--Castle Biosciences, Inc. (Nasdaq: CSTL), a leader in transforming disease management and improving patient outcomes through innovative diagnostics, today announced certain unaudited preliminary performance results for the fourth quarter and full-year 2021.
“At Castle, we are committed to providing innovative, clinically actionable tests to improve patient outcomes in diseases with high unmet need,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “We accelerated investments in our growth initiatives throughout 2021 and saw the positive impact of these decisions. Despite diagnoses of cutaneous melanoma being down by approximately 11% in 2021 compared to 2019 pre-COVID levels, we delivered 25% more DecisionDx®-Melanoma reports in 2021 than 2020.

“We believe the foundation of our success rests on evidence development, which supports clinician adoption and reimbursement of our commercial tests, as well as advancement of our pipeline. In 2021, we made excellent progress with our research and development plans, including the publication of 15 peer-reviewed articles. Since Castle began operations, we have analyzed data from more than 15,000 patients across our skin cancer studies and anticipate analyzing and presenting results from an additional 20,000 patients in 2022 in cutaneous melanoma alone.”

Preliminary, Unaudited Fourth Quarter Ended December 31, 2021, Highlights
•Delivered 8,242 total gene expression profile test reports in the fourth quarter of 2021, compared to 5,157 in the same period of 2020:
◦DecisionDx-Melanoma test reports delivered in the quarter were 5,635, compared to 4,246 in the fourth quarter of 2020, an increase of 33%. While third-party data for December is still finalizing, data through November suggests that diagnoses of melanoma were down 9% in the fourth quarter of 2021 compared to historical pre-COVID fourth quarter 2019 levels.
◦DecisionDx®-SCC test reports delivered in the quarter were 1,265, compared to 428 in the fourth quarter of 2020, an increase of 196%.
◦myPath® Melanoma and DecisionDx® DiffDx™-Melanoma (Castle’s comprehensive diagnostic offering) aggregate test reports delivered in the fourth quarter of 2021 were 904, compared to 73 in the fourth quarter of 2020 (Nov. 2–Dec. 31, 2020).
◦DecisionDx®-UM test reports delivered in the quarter were 438, compared to 410 in the fourth quarter of 2020, an increase of 7%.

Preliminary, Unaudited Year- Ended December 31, 2021, Highlights
•The Company expects to meet or exceed the top end of previously guided range of $89-93 million for full-year 2021 revenue.
•Total gene expression profile test reports delivered in 2021 were 28,118, compared to 18,185 in the same period of 2020, an increase of 55%:
◦DecisionDx-Melanoma test reports delivered in 2021 were 20,328, compared to 16,232 in the same period of 2020, an increase of 25%. While third-party data for December is still finalizing, data through November suggests that diagnoses of melanoma were down 11% in 2021 compared to historical pre-COVID 2019 levels.
◦DecisionDx-SCC test reports delivered in 2021 were 3,510 compared to 485 in 2020 (Aug. 31-Dec. 31, 2020).
◦myPath Melanoma and DecisionDx DiffDx-Melanoma aggregate test reports delivered in 2021 were 2,662, compared to 73 in 2020 (Nov. 2–Dec. 31, 2020).
◦DecisionDx-UM test reports delivered in 2021 were 1,618, compared to 1,395 in the same period of 2020, an increase of 16%.
•Year-end 2021 cash and cash equivalents are expected to be approximately $330 million.
Castle Biosciences has not completed the preparation of its financial statements for the fourth quarter or full-year 2021. The preliminary, unaudited information presented in this press release for the quarter and year-ended December 31, 2021, is based on management’s initial review of the information presented and is subject to adjustment based on the completion of the Company’s end-of-period reporting processes and related activities, including the audit by the Company’s independent registered public accounting firm of the Company’s financial statements. As such, any financial information contained herein may differ materially from the information reflected in the Company’s financial statements as of and for the year-ended December 31, 2021. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the quarter and year-ended December 31, 2021. Accordingly, undue reliance should not be placed on this preliminary information.

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company that provides personalized, clinically actionable information to clinicians and patients to inform treatment decisions and improve health outcomes. The Company is focused on transforming the disease management paradigm in skin cancer and other diseases with high clinical need by leveraging advanced technologies for its portfolio of innovative diagnostic tests.

Castle’s current portfolio consists of tests for skin cancers, uveal melanoma and Barrett’s esophagus. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to predict systemic therapy response in patients with moderate-to-severe psoriasis, atopic dermatitis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, myPath Melanoma, DecisionDx DiffDx-Melanoma, DecisionDx-UM, DecisionDx-PRAME, DecisionDx-UMSeq and TissueCypher are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning preliminary measures of our financial performance, including our 2021 year-end revenue guidance and expected year-end cash; the anticipated number of samples to be analyzed in 2022; and our prospects and plans and the objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the effects of the COVID-19 pandemic on our business and our efforts to address its impact on our business, the timing and amount of revenue we are able to recognize in a given fiscal period and the risks set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

The COVID-19 situation continues to evolve and brings along with it a high level of uncertainty surrounding potential future impacts. Therefore, trends in test report volumes and order data are not necessarily indicative of the Company’s results of operations that can be expected for future interim periods or for the year ended December 31, 2021.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com